Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

IMPCO Technologies, Inc.

3030 South Susan Street

Santa Ana, CA 92704

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated June 8, 2006, relating to the financial statements of IMPCO BRC de Mexico, S.A. de C.V., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Hernández Marrón y Cía., S.C.
Mexico City, Mexico

June 23, 2006